Exhibit 99.1

Social Life Network

Reports Third Quarter Fiscal 2018 Results

DENVER, Colorado, November 13, 2018 – Social Life Network (OTCQB: WDLF), a leader in artificial intelligence and blockchain powered social network and e-commerce technology company, will report after the market close on November 14, 2018, its financial results for the third quarter of 2018 (for the 3 and 9 month period ended September 30, 2018).

Fiscal Third Quarter Financial Summary

●	New licenses increased our licensing revenue by 246% to $285,000 for the 9 month period ending September 30, 2018 from $82,400 for the same 2017 period. Consolidated revenue increased 120% year-over-year to $288,000 from 131,000.

●	Gross margins in the 3 month period ending 2018 decreased by 10% from the same 2017 period and decreased 55% comparing the 9 month periods ending 2018 and 2017, which is attributable to a reduction of Amazon Cloud AWS expenses in connection with the decrease of our digital marketing revenue of 88% to $3,200 from $49,000

●	Operating expenses had a material increase of $166,000 or 241% for the nine-months ended 2018 compared to $69,000 for the nine-months ended 2017, predominantly due to increased professional activities surrounding audit, investor relations, and executive professional fees

●	Net loss, which included $2.45 million in stock-based compensation, was approximately $3.0 million for the 9 months ended September 30, 2018. Net loss for the third quarter period was $374,000, compared to a net loss of $1.2 million for the same period last year. Third quarter 2017 included an $863,000 stock-based compensation, which did not exist this reporting quarter.

●	Cash balance was $215,000 as of September 30, 2018 compared to $19,000 as of June 30, 2018. This increase is primarily a result of a $630,000 sale of common stock in the reporting quarter, which was dampened with a $54,400 reduction in loans to related-parties, resulting in a $162,000 net increase in cash.

Recent Operational Summary

●	Company owns a cannabis/hemp related websites, which generates advertising revenue thru MjLink,com, Social Life’s wholly-owned subsidiary, which was newly incorporated in Delaware on September 20, 2018.

●	Announced key additions to the Board of Directors and key hires, including: Mali Sanati as Vice President of Business Development, and Mark DiSiena as Chief Financial Officer.

●	Planned IPO of MjLink.com on the Canadian Exchange in 2019.

“Our business continues to have strong momentum in all three business areas: Cannabis, Sports, and Real Estate, led by consistent monthly online member growth on each of our niche social networks. We are confident that our licensee base will continue to grow and deliver on our goals." said Ken Tapp, Chief Executive Officer of Social Life Network and MjLink. “MjLink is entering the growth phase of its sales and marketing department with the addition of Mali Sanati as our V.P. of Sales and appointment of D. Scott Karnedy as our President of MjLink. Our revenue for the 9-month period ending September 30th was up 246% over the same 2017 period, and we reduced our loan commitments by 67% while increasing our cash balance to about $166,000 compared to the previous quarter. We remain focused on fully realizing upcoming opportunities through our business model. We are actively pursuing growth through organic revenue as well as reviewing potential accretive acquisitions and conducting a planned IPO of MjLink on a Canadian Exchange in 2019. Our board is very pleased with our growth and continues to support the vision of our executive team,” concluded Mr. Tapp.

Conference Call

The Company will also host a conference call tomorrow, Wednesday, November 14 at 4:30pm Eastern Time.

Participant Dial-In Numbers

Toll Free: 877.407.8293

Toll Free/International: 201.689.8349

Investors are also invited to listen to a live webcast, please visit:

https://78449.themediaframe.com/dataconf/productusers/wdlf/mediaframe/27464/indexl.html

A replay of the call will be available beginning November 14, 2018 at approximately 7:30pm PT/10:30pm ET through November 28, 2018. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13685001. The webcast will also be available on Social Life Network’s website for six months following the completion of the call, at www.social-life-network.com.

Please visit the website at least 15 minutes prior to the call to register, download, and install any necessary audio software.

About Social Life Network, Inc.

Social Life Network, Inc. is an artificial intelligence and blockchain powered social network and e-commerce technology company based in Denver Colorado. They launched their first social network, WeedLife.com, in the cannabis and hemp industry in 2013, and have since launched niche e-commerce social networks to meet the growing demand for social technology in the residential Real Estate industry and many sports verticals including Golf, Cycling, Tennis, Soccer, Hunting & Fishing world-wide.

Disclaimer

This news release may include forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities and Exchange Act of 1934, as amended, with respect to achieving corporate objectives, developing additional project interests, the Company’s analysis of opportunities in the acquisition and development of various project interests and certain other matters. No information in this press release should be construed as any indication whatsoever of the Company’s or MjLink’s future financial results, revenues or stock price. There are no assurances that the Company will successfully take MjLink public in Canada. These statements are made under the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein.

Contact

Investor Relations
IR@Social-Life-Network.com
855-933-3277

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SOCIAL LIFE NETWORK, INC. CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Digital marketing	$-	$11,064	$5,650	$48,892
Digital marketing – sales returns	-	-	(2,446)	-
Licensing revenue – related party	90,000	-	284,988	82,400
Total revenue	90,000	11,064	288,192	131,292
Costs of goods sold	1,283	1,433	3,956	8,869
Gross margin	88,717	9,631	284,236	122,423

Operating Expenses:
Compensation expense	97	13,616	21,027	52,336
Consulting	48,683	210,000	149,683	210,000
Professional fees	147,394	67,178	234,864	68,913
Stock based compensation - warrants	-	863,000	2,449,800	863,000
General and administrative	266,732	6,697	403,143	68,095
Total operating expenses	462,906	1,160,491	3,258,517	1,262,344

Income (Loss) from operations	(374,189)	(1,150,860)	(2,974,281)	(1,139,921)

Other Expenses:
Interest expense	-	(2,110)	-	(6,789)
Total other expenses	-	(2,110)	-	(6,789)

Net Income (Loss)	$(374,189)	$(1,152,970)	$(2,974,281)	$(1,146,710)

Income (loss) per share, basic and diluted	$(0.01)	$(0.01)	$(0.03)	$(0.01)
Weighted average shares outstanding, basic and diluted	100,968,482	137,643,976	100,968,482	137,643,976

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SOCIAL LIFE NETWORK, INC.

CONDENSED BALANCE SHEETS

(unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash	$215,435	$53,722
Accounts receivable	2,096	3,795
Prepaid rent	3,144	10,084
Total Assets	$220,675	$67,601

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$-	$-
Total Current Liabilities	-	-
Loans payable – related party	26,400	80,800
Total Liabilities	26,400	80,800

Stockholders’ Equity (Deficit):
Common Stock par value $0.001, 500,000,000 shares authorized, 108,624,601 and 95,393,976 shares issued and outstanding, respectively	102,254	95,394
Additional paid in capital	26,178,626	22,186,186
Common Stock to be issued	25,000	842,500
Preferred Stock par value $0.00, 5,000,000 Class B shares authorized, 0 and 0 shares issued and outstanding, respectively	-	-
Accumulated deficit	(26,111,605)	(23,137,279)
Total Stockholders’ Equity (Deficit)	194,275	(13,199)
Total Liabilities and Stockholders’ Equity	$220,675	$67,601

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